Exhibit 10.24

Harry Palmin

From:	Chris Schelling
Sent:	Tuesday, November 8, 2016 12:01 PM
To:	Harry Palmin
Subject:	Re: Consulting Agreement - Palmin - A2

Hi Harry,

Sorry to have let this slip through the cracks at the end of last week…

Yes, please use this email as confirmation that I agree to extend the Term until May 5th, 2017, unless this Agreement is terminated as provided in Section 8…

You’ve done a fantastic job in the acting CFO role – let’s keep it going!

Thanks,

chris

Chris Schelling

CEO & Founder

Acer Therapeutics Inc.

222 Third Street

Suite #2240

Cambridge, MA 02142

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From: Harry Palmin

Date: Friday, November 4, 2016 at 1:00 PM

To: Chris Schelling

Subject: Consulting Agreement - Palmin - A2

Hi Chris,

My Consulting Agreement is expiring on November 5th. The First Amendment (attached) states that: “The Company and Consultant may subsequently extend the term in six month increments by mutual written agreement via email.” I would be happy to do so.

Please confirm via return email that you agree to extend the Term until May 5, 2017, unless this Agreement is terminated as provided in Section 8 (see attached Agreement). Then, this email will serve as the Second Amendment to the Agreement.

Let me know if you would like to discuss. Thank you,

Harry

Harry S. Palmin

Acting CFO

Acer Therapeutics Inc.

222 Third St., Ste 2240

Cambridge, MA 02142

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www.acertx.com

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